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                                                                    EXHIBIT 23.3


                           CONSENT OF TECHNOMIC, INC.



          TECHNOMIC, Inc. hereby grants permission to the Registrant to use our name and the industry numbers included in the "Summary" and "Business" sections of the Company's Registration Statement on Form S-4 (333-29731).



/s/  Dennis Lombardi
Executive Vice President
Technomic, Inc.

July 29, 1997